                                                                  Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

         We consent to the incorporation by reference in the following Registration Statements of our report dated September 18, 2003, with respect to the consolidated financial statements and schedule of Avatech Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2003.

Registration Statements on Form S-3:

Registration Number                    Date Filed

333-50426                              November 28, 2001

Registration Statements on Form S-8:

Registration Number      Name                                                  Date Filed
-------------------      ----                                                  ----------
333-14429                1996 Amended and Restated 1987 Stock Option Plan      October 18, 1996
                         1996 Equity Incentive Plan
                         1996 Non-Employee Directors' Stock Option Plan
                         Employee Stock Purchase Plan
333-56079                1996 Equity Incentive Plan                            June 4, 1998
                         Employee Stock Purchase Plan
333-59569                1998 Non-Officer Stock Option Plan                    July 22, 1998
333-85939                1996 Equity Incentive Plan                            August 26, 1999
                         Employee Stock Purchase Plan
                         1998 Non-Officer Stock Option Plan
333-107017               Restricted Stock Award Plan                           July 14, 2003
333-108354               2002 Stock Option Plan                                August 29, 2003

Baltimore, Maryland
September 26, 2003